SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                          August Technology Corporation
             (Exact Name of Registrant as Specified in Its Charter)


          Minnesota                                            41-1729485
(State of Incorporation                                     (I.R.S. Employer
    or Organization)                                      Identification No.)


         4900 West 78th Street
         Bloomington, Minnesota                            55435
(Address of Principal Executive Offices)                 (Zip Code)



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
   333-32692

Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class              Name of Each Exchange On Which
       To Be So Registered              Each Class Is To Be Registered
       -------------------              ------------------------------

               N/A                                   N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                                 Title of Class

Item 1.           Description of Registrant's Securities to be Registered.

                  The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus portion of the Registrant's Form S-1 Registration Statement, Reg.
No. 333-32692, and is incorporated herein by reference.


Item 2.           Exhibits.

                  See Exhibit Index immediately following signature page.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  May 16, 2000

                                         AUGUST TECHNOLOGY CORPORATION


                                         By /s/ Jeff L. O'Dell
                                             Jeff L. O'Dell, President and
                                                  Chief Executive Officer

                          AUGUST TECHNOLOGY CORPORATION


                                  EXHIBIT INDEX
                                       to
                                    FORM 8-A


Exhibit
Number   Description

Exhibit 1* Amended and Restated Articles of Incorporation of the Company --
           incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement, Reg. No. 333-32692

Exhibit 2* Amended and Restated Bylaws of the Company -- incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement, Reg. No. 333-32692

Exhibit 3* Specimen of Common Stock certificate -- incorporated by reference to
           Exhibit 4.2 to the Registrant's Form S-1 Registration Statement, Reg. No. 333-32692

Exhibit 4* Letter Agreement between the Company and Marquette Capital Bank,
           N.A. dated November 4, 1999, as amended by Amendment to Letter Agreement dated March 10, 2000, as further amended by Amendment to Letter Agreement dated March 16, 2000 -- incorporated by reference to
           Exhibit 10.10 to the Registrant's Form S-1 Registration Statement, Reg. No. 333-32692



*Incorporated by reference